INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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VISCORP, INC.
(NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

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11th Floor, South Tower, Jinjiang Times Garden

107 Jin Li Road West

Chengdu , P. R. China, 610072

February 4, 2008

Dear Stockholder:

We are providing to you the following Information Statement to notify you that our Board of Directors and the holders of a majority of our outstanding common stock have delivered a written consent to change the corporate name to “Tianyin Pharmaceutical Co., Inc.” and to authorize a class of preferred stock.

On January 16,2008, we entered into and consummated the transactions (the “Share Exchange”) contemplated under a Securities Exchange Agreement (the “SEA”) by and among us, Raygere Limited (“Raygere”), a company organized under the laws of the British Virgin Islands (“BVI”) and Time Poly Management Limited, Happyvale Limited and Fartop Management Limited, each a BVI company, and Cmark Holding Co., Ltd., an exempted company organized under the laws of the Cayman Islands (collectively, the “Raygere Stockholders”), pursuant to which all the shares of Raygere were transferred to us and Raygere became our wholly-owned subsidiary.  As part of the Share Exchange, the shareholders of Raygere were issued 12,790,800 shares of our Common Stock (the “Common Stock”), which represents 87.68% of the 14,587,200 issued and outstanding shares of our Common Stock.

Pursuant to the Share Exchange Agreement, we agreed to change our name and authorize a class of preferred stock.

This action will become effective on [ ] (the “Effective Date”).

The Information Statement is being provided to you for information purposes only as it relates to a Certificate of Amendment of our Articles of Incorporation. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

We are first mailing this statement on or about [ ] ..

Very truly yours,

__________________________

Guoqing Jiang,
CEO

____________________________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

______________________________________________________________

INFORMATION STATEMENT
OF
VISCORP, INC.

NOTICE TO STOCKHOLDERS PURSUANT TO
SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Name Change

Our Board of Directors, by written consent dated as of January 11, 2008, changed our corporate name from “Viscorp, Inc.” to “Tianyin Pharmaceutical Co., Inc.” (hereinafter “the Company”);  83.40% of our shareholders approved the name change by written consent on  January 14, 2008.  Management believes that changing our name to Tianyin Pharmaceutical Co., Inc. will bring us greater exposure and name recognition because the new name will more accurately describe our business.

We will file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Delaware to affect the name change, to be effective on the Effective Date.  The text of the Certificate of Amendment is set forth in Exhibit A.  The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to correctly identify the Company’s new name.  Either way, we will need a new Over the Counter Bulletin Board trading symbol and cusip number upon our name change.  We will report our new symbol and cusip number in a Current Report on Form 8-K once it is established.

Preferred Stock

Our Board of Directors, by written consent dated as of January 11, 2008, approved increasing our authorized capital to include 25,000,000 shares of preferred stock with a par value of $0.001, with the terms to be attached by the Board of Directors at the time of issuance; 83.40% of our shareholders approved the increase by written consent on January 14, 2008.

The Board of Directors believes it is in the Company’s best interest to increase its authorized capital by 25,000,000 shares of blank check preferred stock, par value $0.001, thereby making the total amount of authorized capital for the Company 50,000,000 shares of common stock and 25,000,000 shares of preferred stock.  These shares do not offer any preemptive rights. Once authorized, our blank check preferred stock may be issued at any time, at the discretion of our board of directors, and may contain such rights, privileges and designations (including voting and conversion rights) as our board may, from time to time designate.

Pursuant to the private financings we completed on January 16, 2008 and January 25, 2008 (the “Financings”), we issued $15,225,000 of our 10% Convertible Exchangeable Notes that are convertible and exchangeable into shares of preferred stock, once such shares of preferred stock are authorized.

As part of the Financings, we agreed to file a Certificate Designation with Delaware’s Secretary of State after the Effective Date, whereby 10,000,000 shares of the 25,000,000 shares of authorized preferred stock shall be designated as Series A Preferred Stock.  Once designated, the $15,225,000 of 10% Convertible Exchangeable Notes shall automatically be converted into and exchanged for 9,515,625 shares of such Series A Preferred Stock, with each share having a stated or liquidation value of $1.60 per share.  Once issued, the Series A Preferred Stock is convertible at any time by the holder into shares of our Common Stock at a conversion price of $1.60 per share.  Such conversion price is subject to certain anti-dilution adjustment provisions, as set forth in the Certificate of Designation.  In addition, at the end of three years all unconverted shares of Series A Preferred Stock shall automatically convert into our Common Stock at the conversion price then in effect.  The Series A Preferred Stock votes on an “as converted basis” together with our common stock, on any proposal to effect a merger, consolidation or sale of all or substantially all of our assets.  We do not have any other present plans to issue additional shares of our authorized preferred stock.

There are certain advantages and disadvantages of an increase in our authorized stock.  The advantages include:

  The ability to raise capital by issuing capital stock.

  To have shares of stock available to pursue business expansion opportunities, if any.

  The disadvantages include:

  The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors’ desires.  A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price.  We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

  Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

  Preferred Class of Stock

  We do not currently have a class of preferred stock.   The purpose of the preferred class is to grant preferential rights to certain persons for adequate consideration.  After the class of preferred stock is created, our Board may, from time to time, file certificates of designation of rights and preferences for a series of preferred stock.  The certificate of designation will establish the voting powers, designations, preferences, limitations, restrictions, conversion features and relative rights of each series.  The preferred stock may be issued for consideration as determined by the Board without any action from the stockholders.

  Material Effects of Preferred Stock

  The creation of a preferred class of stock does not have an immediate effect on stockholders of our common stock. Each stockholder retains the same proportionate interest in VISCORP as he/she/it held prior to the establishment of the preferred stock.  However, when preferred stock is issued in the future, the preferential rights of the preferred stock must be satisfied before the holders of common stock are entitled to receive dividends or to participate pro rata in any distribution of assets available for distribution upon a liquidation of VISCORP.

  Under certain circumstances any issuance of preferred stock may have the effect of delaying or preventing a change in control of the company by increasing the number of outstanding shares entitled to vote on the matter and by increasing the number of votes required to approve a change in control.  Shares of preferred stock could be issued that render more difficult or discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue additional shares of preferred stock could discourage an attempt by a party to acquire control.  Such issuances could deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of the common stock in a tender offer.  However, the preferential treatment associated with preferred stock makes such stock more attractive to investors and we believe will therefore directly increase our ability to obtain financing, which will in turn, create more value for our shareholders.

  The creation of the preferred class will become effective simultaneously with the name change, since it is included in the Certificate of Amendment.

  BENEFICIAL OWNERSHIP OF VISCORP, INC.’s COMMON STOCK

  As of January 24 , 2008, we had a total of 14,587,500 shares of common stock.

  The following table sets forth, as of January 24 , 2008: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned before and after the Share Exchange; and (b) the names and addresses of each director and executive officer before and after the Share Exchange, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group before and after the Share Exchange. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. Individual beneficial ownership also includes shares of common stock that a person has the right to acquire within 60 days from January 24 , 2008.

  Pursuant to the terms of the Share Exchange Agreement, Charles Driscoll resigned as our Chief Executive Officer, Chief Financial Officer and President, effective immediately; Mr. Driscoll also tendered his resignation as our sole director, to be effective on the tenth day after mailing of a Schedule 14f-1 pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended to our stockholders.  Our Board of Directors appointed Guoqing Jiang to serve as the Chairman of our board and our Chief Executive Officer effective as of the close of the Share Exchange, and nominated Mr. Stewart Lor to serve as one of our directors with such appointment to be effective on the tenth day after mailing the Schedule 14f.

  Unless otherwise noted, the principal address of each of the directors, officers and director nominee listed below is 11th Floor, South Tower, Jinjiang Times Garden, 107 Jin Li Road West, Chengdu, Sichuan Province, the People’s Republic of China, 0086-028-86154737.

Name	Amount and Nature of Beneficial Ownership Before the Share Exchange	Percentage of Outstanding Shares Before the Share Exchange	Amount and Nature of Beneficial Ownership After the Share Exchange	Percentage of Outstanding Shares After the Share Exchange

Charles Driscoll(1)	4,000,000	84.81%	80,000	*
Progressive Investors, LLC (2)(3)	435,000	9.22%	435,000	2.98%
Guoqing Jiang	-	-	38,429(4)	0.26%
Time Poly Management Ltd.(5)	-	-	9,976,824	68.39%
Cmark Holdings Co., Ltd.(6)	-	-	2,165,503	14.85%
Stewart Shiang Lor	-	-	12,142,327(7)	83.24%

All Directors, Executive Officers and Director Nominees before the Share Exchange, As a Group	4,000,000	84.81%	80,000	*
All Directors, Executive Officers and Director Nominees after the Share Exchange and after the Effective Date of this Schedule, As a Group	-	-	12,180,756	83.50%

  * Less than one percent

  (1)

  Charles Driscoll’s address is 627 Nevin Ave, Sewickley, PA 15143.

  (2)

  Mark Smith is the beneficial owner of Progressive Investors, LLC

  (3)

  Progressive is located at 1541 E. Interstate 30, Suite 140, Rockwall, Texas 75087.

  (4)

  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Dr. Jiang has an option to purchase up to 38,429 shares of Time Poly equity from Stewart Shiang Lor.  Mr. Lor is the director nominee who shall become a member of our board following the notice period of the Schedule 14f-1 we mailed out to our shareholders on February 5, 2008.

  (5)

  The person having voting, dispositive or investment powers over Time Poly is Stewart Shiang Lor, Authorized Agent.  All of the shares Mr. Lor holds in Time Poly, which represents 100% of the equity interest in Time Poly, are subject to a Share Transfer Agreement with certain members of Chengdu Tianyin’s management (the “Executives”) dated January 16, 2008, after which such persons will have the voting, dispositive and investment power over Time Poly.

  (6)

  The person having voting, dispositive or investment powers over Cmark is Stewart Shiang Lor, Authorized Agent.

  (7)

  Mr. Lor is the sole shareholder of Time Poly, which owns 9,976,824 shares of our voting stock and therefore, Mr. Lor beneficially owns 9,976,824 shares of our voting stock.  Mr. Lor is also the sole shareholder of Cmark, which owns 2,165,503 shares of our voting stock and therefore Mr. Lor beneficially owns 2,165,503 shares of our voting stock.  16.93% of the shares of our Common Stock held by Cmark and 78% of the shares of our Common Stock held by Time Poly are subject to an escrow agreement pursuant to which such shares are to be released back to such members and to the Investors of the Financings, based upon certain performance targets of Chengdu Tianyin as set forth in the Share Escrow Agreement dated January 25 , 2008, by and among us, Time Poly, Happyvale Limited, Fartop Management Limited and Cmark, the Investors in the Financings and the escrow agent.

  Documents Incorporated By Reference

  In our filings with the SEC, information is sometimes “incorporated by reference.”  This means that we may disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this proxy statement, except for any information that is superseded or modified by information contained directly in this proxy statement or in any other subsequently filed document that is also incorporated by reference herein.  This proxy statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this proxy statement.

  The following information, beginning on the page numbers noted below, contained in our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 18, 2008 is incorporated by reference herein:

  The Share Exchange, page 2

  The Financing, page 4

  Management’s Discussion and Analysis of Financial condition and Results of Operations, page 39

  Description of Securities, page 58

  Changes in and Disagreement with Accountants on Accounting and Financial Disclosure, page 63

  Financial Statements and Supplementary Data, page 64

  The following information, beginning on the page numbers noted below, contained in our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 28, 2008 is incorporated by reference herein:

  Unregistered Sales of Equity Securities, page 2

  By Order of the Board of Directors

  ___________________________
  Guoqing Jiang
  Chairman & CEO

  Exhibit A

  Certificate of Amendment to Articles of Incorporation

  for

  VISCORP, INC.

  Pursuant to the provisions of Delaware’s General Corporate Law, Section 242, the undersigned hereby adopts the following Articles of Amendment for VISCORP, INC. (the “Company”):

  1.

  Name of the Corporation is VISCORP, INC.

  2.

  The articles have been amended as follows:

  Article 1

         Name of the Corporation is TIANYIN PHARMACEUTICAL CO., INC.

  Article 4

  “ The authorized capital is made up of two classes:

  (i)

  50,000,000 shares of Common Stock of USD$0.001 par value; and,

  (ii)

  25,000,000 shares Preferred Stock with USD$0.001 par value per share (“Blank Check Preferred Stock”).*

  *The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

  Signatures

  ___________________________
  Guoqing Jiang, CEO